Exhibit 99.1

21700 Barton Road P.O. Box 150 Colton, California 92324	Contact: Phil Smith Stater Bros. Holdings Inc. (909) 783-5287
PRESS RELEASE
 For Immediate Release
Monday, June 18, 2007
STATER BROS. REPORTS REDEMPTION OF
FLOATING RATE SENIOR NOTES
COLTON, California (June 18, 2007 ) — Stater Bros. Holdings Inc. announced today, June 18, 2007 (the “Redemption Date”), the redemption of all $175.0 million in aggregate principal amount of its outstanding Floating Rate Senior Notes due 2010. The redemption price was equal to 101% per $1,000 principal amount of such notes, plus accrued and unpaid interest thereon to the Redemption Date.
Company Information
Stater Bros. Holdings Inc. is the largest privately held supermarket chain in Southern California and operates 163 supermarkets through its wholly owned subsidiary, Stater Bros. Markets. Stater Bros. Markets also owns and operates Santee Dairies, manufacturer of quality “Heartland Farms” dairy products.
STATER BROS. MARKETS...SERVING SOUTHERN CALIFORNIA FOR 70 GOLDEN YEARS
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